UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	OTHER EVENTS.

On November 18, 2021, Richard M. Weil, Chief Executive Officer of Janus Henderson Group plc (“Janus Henderson”), notified Janus Henderson of his intention to retire as Chief Executive Officer and a member of the Board of Janus Henderson, effective as of March 31, 2022 (the “Transition Date”).

In connection with his retirement, Janus Capital Management LLC (the “Company”), a wholly-owned subsidiary of Janus Henderson, has entered into a Settlement Agreement with Mr. Weil which provides that, from the period commencing on the Transition Date and ending on June 30, 2022 (the “Separation Date”), Mr. Weil will remain an employee of the Company and serve as non-executive special advisor to the Company and its affiliates assisting in the transition of the chief executive officer duties. During this period, Mr. Weil will continue to receive his base salary and be eligible for employee benefits as well as a pro-rata bonus for the portion of the 2022 calendar year preceding the Transition Date.

As of the Separation Date, and subject to the execution of a release of claims, Mr. Weil will be entitled to receive retirement benefits in accordance with the previously disclosed terms of the Company's compensation and benefit plans, including continued vesting of any restricted stock units and fund unit awards held by Mr. Weil under the Janus Henderson variable compensation program; provided that the Board has determined that Mr. Weil is also entitled to continued vesting of his performance-based share unit awards under the existing terms of such awards applicable to terminations other than for cause.

The Settlement Agreement includes covenants not to solicit, not to disparage, to maintain confidentiality and to cooperate with the Company and its affiliates.

The foregoing description of the Settlement Agreement is a summary of material terms only and is qualified in its entirety by the full text of the agreement, which will be filed as an exhibit to our Form 10-K.

A copy of the press release announcing Mr. Weil's retirement is included as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit
99.1	Janus Henderson Group plc press release dated November 18, 2021 announcing Richard Weil's retirement.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: November 18, 2021